As filed with the Securities and Exchange Commission on November 28, 2006    Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HANSEN MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	14-1850535
(State of Incorporation)	(I.R.S. Employer Identification No.)
Hansen Medical, Inc.
380 North Bernardo Avenue
Mountain View, California 94043
(650) 404-5800

(Address of principal executive offices)
2002 Stock Plan
2006 Equity Incentive Plan
2006 Employee Stock Purchase Plan

(Full title of the plans)
Frederic H. Moll, M.D.
Chief Executive Officer
Gary C. Restani
President and Chief Operating Officer
380 North Bernardo Avenue
Mountain View, California 94043
(650) 404-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Laura A. Berezin, Esq.
Glen Y. Sato, Esq.
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered	Amount to be Registered (1)	Price per Share	Offering Price	Registration Fee
Common Stock, par value $0.0001 per share	1,921,701 shares (2)	$2.45 — $13.20 (5)	$5,069,413.77	$542.43
Common Stock, par value $0.0001 per share	2,000,000 shares (3)	$13.20 (6)	$26,390,000.00	$2,823.73
Common Stock, par value $0.0001 per share	625,000 shares (4)	$13.20 (6)	$8,246,875.00	$882.42
Total	4,546,701	N/A	$39,706,288.77	$4,248.58

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Represents 1,921,701 shares of Common Stock reserved for future grant under the Hansen Medical, Inc. 2002 Stock Plan (the “2002 Plan”), which number consists of (a) 1,888,012 shares of Common Stock reserved for future issuance upon the exercise of options and (b) 33,689 shares of Common Stock available for future issuance. Upon the effective date of the initial public offering of the Registrant’s Common Stock, as set forth in the Registrant’s Prospectus (the “Prospectus”) filed with the Securities and Exchange Commission on November 16, 2006 (File No. 333-136685), no further option grants will be made under the 2002 Plan and any shares of Common Stock then remaining available for future grant will be allocated to the 2006 Equity Incentive Plan.

(3)	Represents 2,000,000 shares of Common Stock reserved for future grant under the Hansen Medical, Inc. 2006 Equity Incentive Plan (the “2006 EIP”). The 2006 EIP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2006 EIP on the first day of the Registrant’s fiscal year, from 2007 until 2016. The number of shares added each year will be equal to the lesser of: (i) four percent (4.0%) of the aggregate number of shares of the Common Stock outstanding on December 31st of the preceding calendar year, (ii) 3,500,000 shares of Common Stock, or (iii) a number determined each year by the Registrant’s board of directors that is less than (i) or (ii).

(4)	Represents 625,000 shares of Common Stock reserved for future grant under the Hansen Medical, Inc. 2006 Employee Stock Purchase Plan (the “2006 ESPP”). The 2006 ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2006 ESPP on the first day of the Registrant’s fiscal year, from 2007 until 2016. The number of shares added each year will be equal to the lesser of: (i) two percent (2.0%) of the aggregate number shares of Common Stock outstanding on December 31st of the preceding calendar year, (ii) 750,000 shares of Common Stock, or (iii) a number determined each year by the Registrant’s board of directors that is less than (i) or (ii).

(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using (i) a weighted average exercise price of approximately $2.45 per share for such shares issued and outstanding under the 2002 Plan, and (b) the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Global Market on November 21, 2006.

(6)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Global Market on November 21, 2006.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1. PLAN INFORMATION
     Not required to be filed with this Registration Statement.
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
     Not required to be filed with this Registration Statement.
PART II
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed by Hansen Medical, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:
     (a) The Registrant’s prospectus filed on November 16, 2006 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration statement on Form S-1 (File No. 333-136685), as amended, that contains audited financial statements as of December 31, 2005 and 2004 and for the three years then ended, the latest fiscal years for which such statements have been filed.
     (b) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on November 14, 2006 (File No. 001-33151), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     (c) All other reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.
ITEM 4. DESCRIPTION OF SECURITIES
     Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     The validity of the issuance of the common stock offered by this prospectus and certain other legal matters are being passed upon for us by the Registrant’s counsel, Cooley Godward Kronish LLP, Palo Alto, California.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of the Registrant’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law.
     The Registrant’s Amended and Restated Certificate of Incorporation provides that a director will not be personally liable to the registrant or to its stockholders for monetary damages for breach of fiduciary duties as a director, permitted by Section 102(b)(7) of Delaware General Corporation Law, except for liability for any:
•	transaction from which the director derives an improper personal benefit,

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or redemption of shares, or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.
     Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.
     Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
     As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Registrant’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.
     At present, there is no pending litigation or proceeding involving any of the directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.
     The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.
ITEM 8. EXHIBITS

Exhibit
Number

4.1(1)		Specimen common stock certificate

4.2(2)		Amended and Restated Certificate of Incorporation, currently in effect

4.2(3)		Amended and Restated Bylaws, currently in effect

5.1		Opinion of Cooley Godward Kronish LLP

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Cooley Godward Kronish llp. Reference is made to Exhibit 5.1.

24.1		Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1	(4)	2002 Stock Plan

99.2	(5)	2006 Equity Incentive Plan

99.3	(6)	2006 Employee Stock Purchase Plan

(1)	Previously filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-1, as amended (333-136685), originally filed with the Commission on August 16, 2006, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-1, as amended (333-136685), originally filed with the Commission on August 16, 2006, and incorporated by reference herein.

(3)	Previously filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-1, as amended (333-136685), originally filed with the Commission on August 16, 2006, and incorporated by reference herein.

(4)	Previously filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1, as amended (333-136685), originally filed with the Commission on August 16, 2006, and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1, as amended (333-136685), originally filed with the Commission on August 16, 2006, and incorporated by reference herein.

(6)	Previously filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1, as amended (333-136685), originally filed with the Commission on August 16, 2006, and incorporated by reference herein.

ITEM 9. UNDERTAKINGS
1.	The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on November 27, 2006.

Hansen Medical, Inc.
By:	/s/ Gary C. Restani
Gary C. Restani
President and Chief Operating Officer

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Gary C. Restani and Steven M. Van Dick, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary C. Restani Gary C. Restani	President, Chief Operating Officer and Director (Principal Executive Officer)	November 27, 2006

/s/ Steven M. Van Dick Steven M. Van Dick	Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)	November 27, 2006

/s/ Frederic H. Moll, M.D. Frederic H. Moll, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	November 27, 2006

/s/ John G. Freund, M.D. John G. Freund, M.D.	Director	November 27, 2006

/s/ Russell C. Hirsch, M.D., Ph.D. Russell C. Hirsch, M.D., Ph.D.	Director	November 27, 2006

/s/ Christopher P. Lowe Christopher P. Lowe	Director	November 27, 2006

Signature	Title	Date

/s/ Joseph M. Mandato Joseph M. Mandato	Director	November 27, 2006

/s/ Thomas M. McConnell Thomas M. McConnell	Director	November 27, 2006

/s/ James M. Shapiro James M. Shapiro	Director	November 27, 2006

EXHIBITS

Exhibit
Number

4.1(1)		Specimen common stock certificate

4.2(2)		Amended and Restated Certificate of Incorporation, currently in effect

4.2(3)		Amended and Restated Bylaws, currently in effect

5.1		Opinion of Cooley Godward Kronish LLP

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Cooley Godward Kronish llp. Reference is made to Exhibit 5.1.

24.1		Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1	(4)	2002 Stock Plan

99.2	(5)	2006 Equity Incentive

99.3	(6)	2005 Employee Stock Purchase Plan

(1)	Previously filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-1, as amended (333-136685), originally filed with the Commission on August 16, 2006, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-1, as amended (333-136685), originally filed with the Commission on August 16, 2006, and incorporated by reference herein.

(3)	Previously filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-1, as amended (333-136685), originally filed with the Commission on August 16, 2006, and incorporated by reference herein.

(4)	Previously filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1, as amended (333-136685), originally filed with the Commission on August 16, 2006, and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1, as amended (333-136685), originally filed with the Commission on August 16, 2006, and incorporated by reference herein.

(6)	Previously filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1, as amended (333-136685), originally filed with the Commission on August 16, 2006, and incorporated by reference herein.